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                                                                  EXHIBIT 4.10


                          REGISTRATION RIGHTS AGREEMENT


                REGISTRATION RIGHTS AGREEMENT dated as of October 22, 1997 between FIDELITY HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (the "Company"), BRUCE BENDELL, and CASTLE TRUST AND MANAGEMENT SERVICES LIMITED, as Trustee (the "Trustee") under The Millenium Trust (the "Trust") created under that certain Deed of Settlement dated October 2, 1996.

                Pursuant to a Warrant Agreement dated as of October 2, 1996 (the "Original Warrant Agreement") between the Company, Bruce Bendell and Harold Bendell, which has been amended and restated by an Amended and Restated Warrant Agreement between such parties dated as of October 11, 1997 (as so amended and restated, and as further modified and supplemented and in effect from time to time, the "Amended and Restated Warrant Agreement"). Pursuant to the Amended and Restated Warrant Agreement, the Company has, among other things, issued to Bruce Bendell warrants (the "Warrants") to acquire 50,000 shares of the Company's Common Stock upon the terms and conditions set forth therein.

                The Trust holds 125,000 shares of the Company's 1996-MAJOR Series of Convertible Preferred Stock (the "1996-Major Series"). The shares of the 1996-Major Series are convertible into shares of the Company's Common Stock on the terms and conditions set forth in the Company's Certificate of Designation, Powers, Preferences and Rights of the 1996-MAJOR Series of Convertible Preferred Stock (as modified and supplemented and in effect from time to time, the "Certificate of Designation").

                The Company is in the process of filing with the Securities and Exchange Commission a registration statement relating to an offering (the "Current Offering") of certain shares of its Common Stock to the public. The Trustee has the right to have registered in connection with the Current Offering the Common Stock into which the 125,000 shares of the 1996-Major Series held by the Trust are convertible. Bruce Bendell has the right to have registered in connection with the Current Offering the Common Stock issuable upon exercise of the Warrants.

                The Company has requested that (a) the Trustee agree to waive its right to have registered in connection with the Current Offering the Common Stock into which the 125,000 shares of the 1996-Major Series owned by the Trustee are convertible and (b) Bruce Bendell agree to waive his right to have registered in connection with the Current Offering the Common Stock issuable upon exercise of the Warrants. The Trustee and Bruce Bendell have agreed to waive such rights upon the condition that the Company enter into this Agreement.

                In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to grant to the Trustee certain registration rights with respect to the shares of Common Stock into which the

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shares of the 1996-Major Series are convertible and to grant to Bruce Bendell certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants. Accordingly, the parties hereto hereby agree as follows:

                Section 1. Definitions. As used herein, the following terms have the following respective meanings:

                "Amended and Restated Warrant Agreement" has the meaning assigned to such term in second paragraph of this Agreement.

                "Certificate of Designation" has the meaning assigned to such term in the third paragraph of this Agreement.

                "Commission" means the Securities and Exchange Commission, and any successor entity.

                "Company" has the meaning assigned to such term in the first paragraph of this Agreement.

                "Current Offering" has the meaning assigned to such term in the fourth paragraph of this Agreement.

                "Cutback Registration" means any registration to be effected as an underwritten Public Offering in with the Managing Underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including the Company's securities that are not Registrable Securities) exceeds the number which can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

                "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.01 hereof.

                "Effective Registration" means a Demand Registration which has been declared effective or ordered effective in accordance with the rules of the Commission.

                "Indemnified Party" means a Person entitled to indemnification in accordance with Section 2.05 hereof.

                "Indemnifying Party" means a Person obligated to provided indemnification in accordance with Section 2.05 hereof.

                "Losses" has the meaning assigned to such term in paragraph 2.05(a) hereof.

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                "Managing Underwriter" means, with respect to any Public
Offering, the underwriter or underwriters managing such Public Offering.

                "1996-Major Series" has the meaning assigned to such term in third paragraph of this Agreement.

                "Notice of Piggyback Registration" has the meaning assigned to such term in Section 2.02(a) hereof.

                "Original Warrant Agreement" has the meaning assigned to such term in second paragraph of this Agreement.

                "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                "Piggyback Registration" means any registration of securities of the Company under the Securities Act, whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities).

                "Public Offering" means any offering by the Company of any of its securities to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act, but excluding the Current Offering.

                "Registrable Securities" means (a) any shares of Common Stock issued upon a conversion of shares of the 1996-Major Series in accordance with the Certificate of Designation and (b) any shares of Common Stock issued upon exercise of the Warrants, provided that in each case such Common Stock shall cease to be Registrable Securities to the extent that (i) a registration statement with respect to the sale of such Common Stock shall have become effective under the Securities Act and such Common Stock shall have been disposed of in accordance with such registration statement, (ii) the shares of such Common Stock shall have been distributed to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) such Common Stock shall cease to be outstanding.

                "Registration Expenses" means all expenses incident to the Company's performance or compliance with its obligations hereunder to effect the registration of Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and National Association of Securities Dealers' fees, all registration, filing, qualification and other fees and expenses of complying with the securities or blue sky laws, all duplicating and printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and

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commissions and transfer taxes, if any, in respect of Registrable Securities, which transfer taxes shall be paid by each holder thereof.

                "Registration Request" has the meaning assigned to such term in
Section 2.01(a) hereof.

                "Requesting Holders" means, with respect to any registration of the Company's securities, the holders of Registrable Securities requesting to have Registrable Securities included in such registration in accordance with the terms hereof.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Trust" has the meaning assigned to such term in the first paragraph of this Agreement.

                "Trustee" has the meaning assigned to such term in the first paragraph of this Agreement.

                "Warrants" has the meaning assigned to such term in second paragraph of this Agreement.


                Section 2. Registration Rights.

                2.01 Demand Registration.

                (a) Demand Registration. At any time, upon the written request of the holders of all, but not less than all, of the Registrable Securities requesting that the Company effect the registration under the Securities Act of all or part of such holders' Registrable Securities and specifying the number of Registrable Securities to be registered and the intended method of disposition thereof (a "Registration Request"), the Company will thereupon will use its best efforts to effect the registration under the Securities Act of the Registrable Securities to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered. If requested by the holders of the Registrable Securities requested to be included in any Demand Registration, the method of disposition of all Registrable Securities included in such registration shall be an underwritten offering effected in accordance with Section 2.04(a) hereof. Subject to paragraph (e) of this Section 2.01, the Company may include in such registration other securities for sale for its own account or for the account of any other Person. If any security holders of the Company (other than the holders of Registrable Securities in such capacity) register securities of the Company in a Demand Registration in accordance with this Section 2.01, such holders shall pay the fees and expenses of their counsel and their pro rata share, on the basis of

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the respective amounts of the securities included in such registration on behalf of each such holder, of the Registration Expenses if the Registration Expenses for such registration are not paid by the Company for any reason.

                (b) Limitations on Demand Registrations. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Demand Registration if:

                (i)  the Company has previously effected an Effective
         Registration;

                (ii) such request is received by the Company less than 90 days following the effective date of any previous registration statement filed in connection with a Demand Registration, regardless of whether any holder of Registrable Securities exercised its rights under this Agreement with respect to such registration.

                (c) Registration Statement Form. Demand Registrations shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall be reasonably acceptable to the holders of the Registrable Securities to which such registration relates, and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration.

                (d) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with a Demand Registration.

                (e) Priority in Cutback Registrations. If a Demand Registration becomes a Cutback Registration, the Company will include in any such registration to the extent of the number which the Managing Underwriter advises the Company can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders and (ii) second, other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities; and any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

                2.02 Piggyback Registrations.

                (a) Right to Include Registrable Securities. If at any time the Company proposes to register any of its securities under the Securities Act, it will each such time give prompt written notice (a "Notice of Piggyback Registration"), at least 30 days prior to the anticipated filing date, to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.02(a), which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of the holders of all, but not less than all, of the Registrable Securities made within 15 days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition thereof), the

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Company will use its best efforts to include in the registration statement relating to such registration all Registrable Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                (b) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with each registration of securities.

                (c) Priority in Cutback Registrations. If any such registration of securities becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering:

                (i) if such registration as initially proposed by the Company was solely a primary registration of its securities, (x) first the securities proposed by the Company to be sold for its own account, (y) second, any Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and (z) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and such holders; and

                (ii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registrable Securities in their capacities as such, pursuant to demand registration rights, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, and (y) second, any Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata on the basis of the number of Registrable Securities requested to be included by such holders, and
         (z) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities;

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and any securities so excluded shall be withdrawn from and shall not be included in such registration.

                2.03 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.01 or 2.02 hereof, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof specified by the Requesting Holders. Without limiting the foregoing, the Company in such case will, as expeditiously as possible notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                The Company may require each holder of Registrable Securities as to which any registration is being effected to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

                Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in the second sentence of this
Section 2.03, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of a supplemented or amended prospectus and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                2.04 Underwritten Offerings.

                (a) Underwritten Demand Offerings. In the case of any underwritten Public Offering being effected pursuant to a Demand Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with the Company, by the holders of all of the Registrable Securities, which consent shall not be unreasonably withheld. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in
Section 2.05 hereof and shall take all such other actions as are reasonably requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. The holders of

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Registrable Securities shall be parties to such underwriting agreement. No
Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter.

                (b) Underwritten Piggyback Offerings. If the Company at any time proposes to register any of its securities and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of paragraph 2.02(c), use its best efforts, if requested by the holders of all of the Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holders among the securities to be distributed by such underwriters, and such holders shall be obligated to sell their Registrable Securities in such registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such registration. The holders of the Registrable Securities shall be parties to the underwriting agreement between the Company and such underwriter or underwriters. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter.

                2.05 Indemnification.

                (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any registration statement filed in connection with the registration of the Company's securities, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided

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that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

                (b) Indemnification by the Sellers. Each holder of Registrable Securities which are included or are to be included in any registration statement filed in connection with a registration of the Company's securities, as a condition to including Registrable Securities in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this paragraph (b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such registration statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this paragraph (b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities,

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their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

                (c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
Section 2.05, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the paragraph (a) or (b) of this Section 2.05, as the case may be, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

                (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 2.05 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such

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Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                (e) Other Indemnification. The provisions of this Section 2.05 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                Section 3. Miscellaneous.

                3.01 Waiver. No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                3.02 Notices. All notices, requests and other communications provided for herein shall be given or made in writing (including, without limitation, by telecopy) by the close of business on the day the notice is given or delivered to the intended recipient at (a) in the case of the Company, 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, NY 11415, telecopy: 718-793-4830, attention: President, (b) in the case of the Trustee, Suite 932 Europort, P.O. Box 777, Gibraltar, and (c) in the case of Bruce Bendell, 80-02 Kew Gardens Road, Suite 5000, Kew Gardens, NY 11415, telecopy: 718-793-4830, attention:
Bruce Bendell; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

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                3.03 Amendments. Except as otherwise expressly provided in this
Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Trustee and Bruce Bendell and any provision of this Agreement may be waived only by an instrument in writing signed by the party waiving such provision.

                3.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                3.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                3.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                3.07 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                3.08 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision hereof in any other jurisdiction.

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

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly execute and delivered as of the date first above written.


                                FIDELITY HOLDINGS, INC.


                                By__________________________________________
                                  Name:   Doron Cohen
                                  Title:  President, Chief Executive Officer
                                             and Treasurer



                                CASTLE TRUST AND MANAGEMENT
                                  SERVICES LIMITED, as
                                  Trustee under The Millenium Trust created under that certain Deed of Settlement dated October 2, 1996


                                By___________________________________________
                                  Title:



                                ---------------------------------------------
                                                 BRUCE BENDELL












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